EXHIBIT 5.1

March 16, 2004 NVIDIA Corporation	ATTORNEYS AT LAW Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 Main 650 843-5000 Fax 650 849-7400 www.cooley.com ERIC C. JENSEN (650) 843-5049 ejensen@cooley.com	Broomfield, CO 720 566-4000 Reston, VA 703 456-8000 San Diego, CA 858 550-6000 San Francisco, CA 415 693-2000
2701 San Tomas Expressway Santa Clara, CA 95050

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by NVIDIA Corporation, a Delaware corporation (the “Company”), of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to:

•	shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

•	shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”);

•	senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued under the Indenture (the “Senior Indenture”) to be dated on or about the date of the first issuance of the Senior Debt Securities thereunder, by and between the Company and J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”), filed as Exhibit 4.9 to the Registration Statement;

•	subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), which may be issued under the Indenture (the “Subordinated Indenture”) to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, by and between the Company and the Trustee, filed as Exhibit 4.10 to the Registration Statement; and

•	warrants to purchase Common Stock, Preferred Stock, Senior Debt Securities and/or Subordinated Debt Securities (the “Warrants”), which may be issued pursuant to warrant agreements to be dated on or about the date of the first issuance of the Warrants thereunder (collectively, the “Warrant Agreement”), by and between the Company and a bank or trust company as warrant agent (the “Warrant Agent”), filed as Exhibits 4.13, 4.14 and 4.15 to the Registration Statement.

The Common Stock, the Preferred Stock, the Subordinated Debt Securities, the Senior Debt Securities and the Warrants are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered is $500,000,000.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of the officer of the Company and have not sought to independently verify such matters.

NVIDIA Corporation

March 16, 2004

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In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and available for issuance and that the consideration for the issuance and sale of such shares of Common Stock (or Preferred Stock or Debt Securities convertible into Common Stock) is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock is authorized, designated and available for issuance and that the consideration for the issuance and sale of such shares of Preferred Stock (or Debt Securities convertible into Preferred Stock) is not less than the par value of the Preferred Stock.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law and, as to the Debt Securities and Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York. With respect to our opinion as to the Debt Securities and the Warrants, we have assumed that such Debt Securities and Warrants are issued in a transaction covering in the aggregate not less than $250,000 and are not issued in connection with any contract, agreement or undertaking (a) for labor or personal services, (b) relating to any transaction for personal, family or household services, or (c) to which Section 1-105(2) of the New York Uniform Commercial Code would apply. We express no opinion as to whether the laws of any other jurisdiction apply.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement, provided that (a) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (b) the issuance and sale of the Common Stock do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement imposed by any court or governmental body having jurisdiction over the Company; and (c) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the shares of Common Stock, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement or upon conversion of any convertible Preferred Stock or convertible Debt Securities under the Senior Indenture or the Subordinated Indenture, as applicable, or upon exercise of any Warrants under the Warrant Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock offered under the Registration Statement, provided that (a) the issuance of the Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company; (b) the issuance and sale of the Preferred Stock do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement imposed by any court or governmental body having jurisdiction over the Company; and (c) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the shares of Preferred Stock, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement or upon conversion of any convertible Debt

NVIDIA Corporation

March 16, 2004

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Securities under the Senior Indenture or the Subordinated Indenture, as applicable, or upon exercise of any Warrants under the Warrant Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to any series of the Debt Securities issued under the Subordinated Indenture or the Senior Indenture, as applicable, and offered under the Registration Statement, provided that (a) the Subordinated Indenture or Senior Indenture, as applicable, has been duly authorized by the Company and the Trustee by all necessary corporate action; (b) the Subordinated Indenture or the Senior Indenture, as applicable, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (c) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (d) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture or Senior Indenture, as applicable, so as not to violate any applicable law, the Certificate of Incorporation, as amended, or Bylaws, as amended, of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (e) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Subordinated Indenture or Senior Indenture, as applicable, and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Subordinated Indenture and Senior Indenture, as applicable, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants under the Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

4. With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (a) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (b) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (c) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (d) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation, as amended, or Bylaws, as amended, of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (e) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

NVIDIA Corporation

March 16, 2004

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By:	/s/ ERIC C. JENSEN

Eric C. Jensen